     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1996

                                            REGISTRATION STATEMENT NO. 333-03281
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                           MESA OPERATING CO., ISSUER

                              MESA INC., GUARANTOR
              (Exact name of registrants as specified in charters)

                     DELAWARE                                          75-2516853
                       TEXAS                                           75-2394500
         (States or other jurisdictions of                          (I.R.S. Employer
          incorporation or organization)                          Identification Nos.)
                                                                   STEPHEN K. GARDNER
             1400 WILLIAMS SQUARE WEST                          1400 WILLIAMS SQUARE WEST
           5205 NORTH O'CONNOR BOULEVARD                      5205 NORTH O'CONNOR BOULEVARD
                IRVING, TEXAS 75039                                IRVING, TEXAS 75039
                  (214) 444-9001                                     (214) 444-9001
    (Address, including zip code, and telephone            (Name, address, including zip code,
   number, including area code, of registrants'              and telephone number, including
           principal executive offices)                     area code, of agent for service)

                             ---------------------

                                   Copies to:

                 STEPHEN A. MASSAD                                   GARY L. SELLERS
               BAKER & BOTTS, L.L.P.                           SIMPSON THACHER & BARTLETT
          ONE SHELL PLAZA, 910 LOUISIANA                          425 LEXINGTON AVENUE
               HOUSTON, TEXAS 77002                             NEW YORK, NEW YORK 10017
                  (713) 229-1475                                     (212) 455-2000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
                                                            ---------------

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
                           ---------------

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /

     The Prospectus constituting part of this Registration Statement is a combined prospectus as permitted by Rule 429(a) under the Securities Act of 1933, as amended, and also relates to a Registration Statement on Form S-3 (Registration Statement No. 033-52627) filed by MESA Inc. and Mesa Operating Co. and declared effective on November 2, 1994.

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which will be borne by Mesa.

    Securities and Exchange Commission registration fee................................  $ 68,966
    NASD fee...........................................................................    20,500
    Printing and engraving expenses....................................................   200,000
    Accounting fees and expenses.......................................................   100,000
    Blue Sky fees and expenses.........................................................    10,000
    Legal fees and expenses............................................................   250,000
    Trustee fees and expenses..........................................................    15,000
    Rating agency fees.................................................................    50,000
    Miscellaneous......................................................................   135,534
                                                                                         --------
             Total.....................................................................  $850,000
                                                                                         ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Mesa Operating Co.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. In a derivative action (i.e., one brought by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by any officer or director in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

    The Company's Bylaws provide that the Company may indemnify each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or its subsidiaries or is or was serving as an officer or director of another entity at the request of the Company, against all expenses reasonably incurred in connection therewith. Such indemnification will be made upon a determination by the Board of Directors of the Company, independent legal counsel or the stockholders of the Company that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct. The Bylaws also provide that the Company will indemnify a director or officer against such expenses to the extent that he has been successful on the merits or otherwise in defense of any such litigation or other proceeding. The Bylaws also provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon the delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

    The Company's Certificate of Incorporation provides that the personal liability of a director of the Company will be limited to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, Article Sixth of the Company's Certificate of Incorporation eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) from any transaction from which the director derived an improper personal benefit.

    The above discussion of the Company's Bylaws and Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such documents.

  MESA Inc.

    Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests,
(b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

    Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

    The Parent's Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Parent has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement. Both the Bylaws and the agreements include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Parent carries customary directors' and officers' liability insurance policies for its directors and officers. Furthermore, the Bylaws and agreements with directors and officers provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies, (ii) that exceed the liability limits of such insurance policies and (iii) that would have been covered by prior insurance policies of the Parent or its predecessors. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

    The above discussion of the Parent's Bylaws and of Article 2.01-1 of the Texas Business Corporation Act is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Bylaws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

    *1.1    Form of Underwriting Agreement.
    *4.1    Form of Senior Subordinated Note Indenture among Mesa Operating Co., MESA Inc. and Harris
            Trust and Savings Bank, as trustee.
    *4.2    Form of Senior Subordinated Discount Note Indenture among Mesa Operating Co., MESA Inc. and
            Harris Trust and Savings Bank, as trustee.
    *5      Opinion of Baker & Botts, L.L.P.
    *8      Tax Opinion of Baker & Botts, L.L.P.
   *12      Computation of Ratio of Earnings to Fixed Charges
    23.1    Consent of Arthur Andersen LLP, independent accountants.
   *23.2    Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and Exhibit 8 to this Registration
            Statement).
    23.3    Consents of Persons Named as About to Become Directors.
   *24      Powers of Attorney of directors and officers of Mesa Operating Co. and MESA Inc. (included on signature pages to this Registration Statement).
   *25      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

- ---------------

* Previously filed.

ITEM 17. UNDERTAKINGS.

    Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Parent's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Each of the undersigned registrants hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 24th day of June, 1996.

                                            MESA OPERATING CO.

                                            By:      /s/  BOONE PICKENS*
                                            ------------------------------------
                                                       Boone Pickens,
                                                  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                    SIGNATURE                                      TITLE                       DATE
- -------------------------------------------------  -------------------------------------  --------------
               /s/  BOONE PICKENS*                 Director, President, Chief Executive    June 24, 1996
- -------------------------------------------------    Officer and Chief Operating Officer
                  Boone Pickens                      (Principal Executive Officer)

             /s/  STEPHEN K. GARDNER               Vice President and Chief Financial      June 24, 1996
- -------------------------------------------------    Officer (Principal Financial
               Stephen K. Gardner                    Officer)

             /s/  WILLIAM D. BALLEW*               Controller (Principal Accounting        June 24, 1996
- -------------------------------------------------    Officer)
                William D. Ballew

          *By: /s/  STEPHEN K. GARDNER
- -------------------------------------------------
               Stephen K. Gardner
                Attorney-in-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 24th day of June, 1996.

                                            MESA Inc.

                                            By:     /s/  BOONE PICKENS*
                                               ---------------------------------
                                                       Boone Pickens,
                                                   Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                    SIGNATURE                                   TITLE                       DATE
- -------------------------------------------------  -------------------------------  --------------------
               /s/  BOONE PICKENS*                 President, Chief Executive          June 24, 1996
- -------------------------------------------------    Officer, Chief Operating
                  Boone Pickens                      Officer and Chairman of the
                                                     Board of Directors (Principal
                                                     Executive Officer)

                 /s/  STEPHEN K. GARDNER           Vice President and Chief            June 24, 1996
- -------------------------------------------------    Financial Officer (Principal
               Stephen K. Gardner                    Financial Officer)

             /s/  WILLIAM D. BALLEW*               Controller (Principal               June 24, 1996
- -------------------------------------------------    Accounting Officer)
                William D. Ballew

                /s/  PAUL W. CAIN*                 Director                            June 24, 1996
- -------------------------------------------------
                  Paul W. Cain

            /s/  JOHN S. HERRINGTON*               Director                            June 24, 1996
- -------------------------------------------------
               John S. Herrington

           /s/  WALES H. MADDEN, JR.*              Director                            June 24, 1996
- -------------------------------------------------
              Wales H. Madden, Jr.

                                                   Director
- -------------------------------------------------
                 Dorn Parkinson

                                                   Director
- -------------------------------------------------
                  Joel L. Reed

             /s/  FAYEZ S. SAROFIM*                Director                            June 24, 1996
- -------------------------------------------------
                Fayez S. Sarofim

            /s/  ROBERT L. STILLWELL*              Director                            June 24, 1996
- -------------------------------------------------
               Robert L. Stillwell

  *By:      /s/  STEPHEN K. GARDNER
- -------------------------------------------------
               Stephen K. Gardner
                Attorney-in-Fact

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                            DESCRIPTION
- ----------- -------------------------------------------------------------------------------------------
    *1.1    Form of Underwriting Agreement.
    *4.1    Form of Senior Subordinated Note Indenture among Mesa Operating Co., MESA Inc. and Harris
            Trust and Savings Bank, as trustee.
    *4.2    Form of Senior Subordinated Discount Note Indenture among Mesa Operating Co., MESA Inc. and
            Harris Trust and Savings Bank, as trustee.
    *5      Opinion of Baker & Botts, L.L.P.
    *8      Tax Opinion of Baker & Botts, L.L.P.
   *12      Computation of Ratio of Earnings to Fixed Charges
    23.1    Consent of Arthur Andersen LLP, independent accountants.
   *23.2    Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and Exhibit 8 to this Registration
            Statement).
    23.3    Consents of Persons Named as About to Become Directors.
   *24      Powers of Attorney of directors and officers of Mesa Operating Co. and MESA Inc.
   *25      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

- ---------------

* Previously filed.